Financial Statement FS-5


Transfer of Cincinnati Gas & Electric Company Electric Production Plants
                   East Bend, Woodsdale, and Miami Fort Unit 6
                    to The Union Light, Heat & Power Company

                    Union Light, Heat & Power Company Entries
                                December 31, 2004


Entry #  Account           Account Title          Debit                Credit

1        102      Electric Plant Purchased
                   or Sold                     372,489,229
         154      Plant Materials and
                   Operating Supplies           10,076,409
         151      Fuels                          8,191,475
         255      Accumulated Deferred
                   Investment Tax Credit                              5,973,000
         282      Accumulated Deferred Income
                   Taxes                                             62,522,000
         233      Notes Payable to CGE                           150,000,000.00
         211      Paid in Capital                                172,262,113.00
   To record ULHP's acquisition of production plants,fuel, deferred taxes and related inventory.

2      101/106    Electric Plant In Service /
                   Completed Construction
                   Not Classified              720,293,051
         107      Constuction Work In
                   Progress                     23,921,101
         102      Electric Plant Purchased
                   or Sold                                          744,214,152
       To transfer the original cost of production plants to accounts 101,106, and 107.

3        102      Electric Plant Purchased
                   or Sold                     371,724,923
         108      Accumulated Provision for
                   Depreciation of Electric
                   Utility Plant                                    371,724,923
     To transfer accumulated provision for depreciation of production plant to account 108.

                                             -------------        -------------
                                             1,506,696,188        1,506,696,188
                                             =============        =============



Note: These numbers are based on December 31, 2004 balances and are subject to change. Deferred taxes are estimated as of March 31, 2005.







      Sale of Cincinnati Gas & Electric Company Electric Production Plants
                   East Bend, Woodsdale, and Miami Fort Unit 6
                    to The Union Light, Heat & Power Company

                        Cincinnati Gas & Electric Company
                                December 31, 2004


Entry #  Account         Account Title             Debit              Credit


1        233      Notes Payable to Affiliated
                   Companies                   150,000,000.00
         123      Investment in ULH&P          172,262,113.00
         255      Accumulated Deferred
                   Investment Tax Credit         5,973,000.00
         282      Accumulated Deferred Income
                   Taxes                        62,522,000.00
         102      Electric Plant Purchased or
                   Sold                                             372,489,229
         154      Plant Materials and Operating
                   Supplies                                           10,076,409
         151      Fuels                                                8,191,475
    To record CGE's sale of the production plants, fuel, and related inventory.

2        102      Electric Plant Purchased
                   or Sold                        744,214,152
      101/106     Electric Plant In Service /
                   Completed Construction
                   Not Classified                                   720,293,051
         107      Construction Work In Progress                       23,921,101
    To transfer the original cost of production plants out of accounts 101, 106 and 107.

3        108      Accumulated Provision for
                   Depreciation of Electric
                   Utility Plant                  371,724,923
         102      Electric Plant Purchased or
                   Sold                                             371,724,923
    To transfer accumulated provision for depreciation of production plant out of account 108.

                                                --------------    -------------
                                                 1,506,696,188    1,506,696,188
                                                ==============    =============

Note: These numbers are based on the December 31, 2004 balances and are subject to change. Deferred taxes are estimated as of March 31, 2005.